UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Investools Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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This filing consists of the following materials:
(1) Supplement to the Proxy Statement dated December 13, 2006 for the Special Meeting of Stockholders of Investools Inc.
(2) Letter dated January 8, 2007 to the stockholders of Investools Inc.

INVESTOOLS INC.
13947 South Minuteman Drive
Draper, Utah 84020
January 8, 2007

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 17, 2007

     This supplement to our Proxy Statement, dated December 13, 2006, for the Special Meeting of Stockholders of Investools Inc. to be held on January 17, 2007 is being provided to you in order to correct certain information regarding the location of the Special Meeting as set forth in the cover letter to the Proxy Statement, the Notice of Special Meeting of Stockholders, on pages 1, 4, 6 and 19 of the Proxy Statement and in the form of proxy. The Special Meeting will be held on Wednesday, January 17, 2007, at 10:00 a.m. (local time) at the New York Marriott East Side Hotel, 525 Lexington Avenue, New York, New York 10017. This Supplement, which should be read in conjunction with the Proxy Statement, is first being furnished to stockholders on or about January 8, 2007.

Dated: January 8, 2007

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY
January 8, 2007
Dear Investools Stockholder,
     We have previously mailed to you proxy materials in connection with the Special Meeting of Stockholders of Investools Inc. (the “Company”) to be held on January 17, 2007. Your vote is requested for this important meeting.
     As you know, we have agreed to merge with thinkorswim Group, Inc., which will create a unique business model with the ability to offer differentiated product offerings for retail and institutional investors.
     At the Special Meeting, shareholders are being asked to consider and vote on proposals to approve the issuance of shares of our common stock in connection with the proposed merger with thinkorswim, grant certain stock options, approve an amendment to the Company’s Certificate of Incorporation to increase our authorized common stock, approve an increase to the number of shares available for issuance under the Company’s 2001 Stock Option Plan and a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the meeting to approve the proposals. Please review the proxy statement, dated December 13, 2006 (the “Proxy Statement”), carefully and in its entirety, for a complete explanation of these proposals and prior to voting your shares.
     Your vote is important. If you have not already voted, please take one moment of your time to vote your shares using the enclosed duplicate proxy card/voting instruction form. Telephone and Internet voting are also available. If you have already voted, and do not wish to change your vote, no further action is required on your part. Please accept our thanks for voting.
     The Board of Directors has unanimously approved the Merger, the issuance of shares of common stock in connection with the merger, the amendment to Investools’ Certificate of Incorporation and the amendments to the 2001 Stock Option Plan. Accordingly, the Board of Directors unanimously recommends that you vote “FOR” such proposals.
     If you have not already done so, please submit your vote on these important matters regarding the future of your investment – by voting by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card/voting instruction form in the postage-paid return envelope provided.
     Thank you for your cooperation and continued support.

Regards,

/s/ Lee Barba

Lee Barba
Chief Executive Officer

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT
Please help your company save additional solicitation costs by signing, dating and mailing your proxy or voting instruction form today. Street name shareholders: Your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions. Please return your vote immediately. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., who is assisting us, toll-free at 1-888-886-4425.